Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2019, relating to the financial statements and financial highlights for the funds constituting IndexIQ ETF Trust listed in Appendix A (the “Funds”), which appears in Funds’ Annual Report on Form N-CSR for the period ended April 30, 2019. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 28, 2019

Appendix A

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ Real Return ETF

IQ Leaders GTAA Tracker ETF

IQ Enhanced Core Bond U.S. ETF

IQ Enhanced Core Plus Bond U.S. ETF

IQ Short Duration Enhanced Core Bond U.S. ETF

IQ Merger Arbitrage ETF

IQ Global Resources ETF

IQ Global Agribusiness Small Cap ETF

IQ U.S. Real Estate Small Cap ETF

IQ S&P High Yield Low Volatility Bond ETF

IQ 500 International ETF

IQ 50 Percent Hedged FTSE International ETF

IQ 50 Percent Hedged FTSE Europe ETF

IQ 50 Percent Hedged FTSE Japan ETF

IQ Chaikin U.S. Small Cap ETF

IQ Chaikin U.S. Large Cap ETF